Exhibit 99.01
For more information, please contact:
Investors and Shareholders
Jennifer Jordan
Cadence Design Systems, Inc.
408-944-7100
investor_relations@cadence.com
Media and Industry Analysts
Ronald May
Cadence Design Systems, Inc.
408-944-7992
publicrelations@cadence.com
Cadence Reports Q2 2009 Financial Results
     SAN JOSE, Calif. — July 29, 2009 — Cadence Design Systems, Inc. (NASDAQ: CDNS) today announced results for the second quarter 2009.
     Cadence reported second quarter 2009 revenue of $210 million, compared to revenue of $308 million reported for the same period in 2008. On a GAAP basis, Cadence recognized a net loss of $74 million, or $(0.29) per share on a diluted basis, in the second quarter of 2009, compared to a net loss of $19 million, or $(0.07) per share on a diluted basis in the same period in 2008.
     In addition to using GAAP results in evaluating Cadence’s business, management believes it is useful to measure results using a non-GAAP measure of net income or net loss, which excludes, as applicable, amortization of intangible assets, stock-based compensation expense, in-process research and development charges, costs related to a withdrawn acquisition proposal and losses on the sale of shares of the target company stock, integration and acquisition-related costs, gains or losses and expenses or credits related to non-qualified deferred compensation plan assets, executive severance costs, restructuring charges and credits, amortization of discount on convertible notes, equity in losses (income) from investments, write-down of investments, impairment charges related to goodwill, intangible assets and fixed assets, and losses related to the liquidation of a subsidiary. Non-GAAP net income or net loss is adjusted by the amount of additional taxes or tax benefit that the company would accrue if it used non-GAAP results instead of GAAP results to calculate the company’s tax liability. See “GAAP to non-GAAP Reconciliation” below for further information on the non-GAAP measure.

     Using this non-GAAP measure, net loss in the second quarter of 2009 was $13 million, or $(0.05) per share on a diluted basis, as compared to net income of $24 million, or $0.09 per share on a diluted basis, in the same period in 2008.
     “While we have not yet seen a recovery in EDA spending, the Cadence recovery is well underway,” said Lip-Bu Tan, president and chief executive officer. “We reduced our expense base, customer feedback is that the level of engineering and field engagement is extremely effective, and our key technologies continue to gain traction.”
     Added Kevin S. Palatnik, senior vice president and chief financial officer, “Our second quarter results demonstrate that we are reducing costs, improving profitability, and positioning the company for long term growth with excellent progress on our transition to the 90/10 model.”
     The following statements are based on current expectations. These statements are forward-looking, and actual results may differ materially.
Business Outlook
     For the third quarter of 2009, the company expects total revenue in the range of $210 million to $220 million. Third quarter GAAP net loss per diluted share is expected to be in the range of $(0.14) to $(0.12). Net loss / net income per diluted share using the non-GAAP measure defined below is expected to be in the range of $(0.01) to $0.01.
     For the full year 2009, the company expects total revenue in the range of $830 million to $870 million. On a GAAP basis, net loss per diluted share for fiscal 2009 is expected to be in the range of $(0.81) to $(0.69). Using the non-GAAP measure defined below, net loss per diluted share for fiscal 2009 is expected to be in the range of $(0.20) to $(0.08).
     A schedule showing a reconciliation of the business outlook from GAAP net loss and diluted net loss per share to the non-GAAP net income or net loss and diluted net income or net loss per share is included with this release.
Audio Webcast Scheduled
     Lip-Bu Tan, Cadence’s President and Chief Executive Officer, and Kevin S. Palatnik,

Cadence’s Senior Vice President and Chief Financial Officer, will host a second quarter 2009 financial results audio webcast today, July 29, 2009, at 2 p.m. (Pacific) / 5 p.m. (Eastern). Attendees are asked to register at the Web site at least 10 minutes prior to the scheduled webcast. An archive of the webcast will be available starting July 29, 2009 at 5 p.m. (Pacific) and ending August 5, 2009 at 5 p.m. (Pacific). Webcast access is available at www.cadence.com/company/investor_relations.
About Cadence
     Cadence enables global electronic-design innovation and plays an essential role in the creation of today’s integrated circuits and electronics. Customers use Cadence® software and hardware, methodologies, and services to design and verify advanced semiconductors, consumer electronics, networking and telecommunications equipment, and computer systems. The company is headquartered in San Jose, Calif., with sales offices, design centers, and research facilities around the world to serve the global electronics industry. More information about Cadence and its products and services is available at www.cadence.com.
Cadence and the Cadence logo are registered trademarks of Cadence Design Systems, Inc. All other trademarks are the property of their respective owners.
     The statements contained above regarding the company’s second quarter 2009 results, as well as the comments in the Business Outlook section and the statements by Lip-Bu Tan and Kevin S. Palatnik include forward-looking statements based on current expectations or beliefs, as well as a number of preliminary assumptions about future events that are subject to factors and uncertainties that could cause actual results to differ materially from those described in the forward-looking statements. Readers are cautioned not to put undue reliance on these forward-looking statements, which are not a guarantee of future performance and are subject to a number of risks, uncertainties and other factors, many of which are outside Cadence’s control, including, among others: (i) Cadence’s ability to compete successfully in the electronic design automation product and the commercial electronic design and methodology services industries; (ii) Cadence’s ability to successfully complete and realize the expected benefits of the previously announced restructurings without significant unexpected costs or delays, and the success of Cadence’s other efforts to improve operational efficiency and growth; (iii) the mix of products and services sold and the timing of significant orders for Cadence’s products, and its shift to a ratable license structure, which may result in changes in the mix of license types; (iv) change in customer demands, including the possibility that the previously announced restructurings and other efforts to improve operational efficiency could result in delays in customers’ purchases of products and services; (v) economic and industry conditions in regions in which Cadence does business; (vi) fluctuations in rates of exchange between the U.S. dollar and the currencies of other countries in which Cadence does business; (vii) capital expenditure requirements, legislative or regulatory requirements, interest rates and Cadence’s ability to access capital and debt markets; (viii) the acquisition of other companies or technologies or the failure to successfully integrate and operate these companies or technologies Cadence acquires; (ix) the effects of the previously announced restructurings and other efforts to improve operational efficiency on Cadence’s business, including its strategic and customer relationships, ability to retain key employees and stock prices; and (x) the effects of any litigation or other proceedings to which Cadence is or may become a party.
     For a detailed discussion of these and other cautionary statements, please refer to the company’s filings with the Securities and Exchange Commission. These include the company’s Annual Report on Form 10-K for the year ended January 3, 2009, the company’s Quarterly Report on Form 10-Q for the period ended April 4, 2009, and the company’s future filings.
Adoption of FASB Staff Position APB 14-1
     On the first day of fiscal 2009, Cadence adopted FASB Staff Position APB, 14-1, “Accounting for Convertible Debt Instruments That May Be Settled in Cash upon Conversion (Including Partial Cash Settlement).” Accordingly, Cadence has adjusted the applicable prior period balance sheets and statements of operations to reflect the adjusted balance of the convertible notes and related items, and to record the amortization of the discount on the convertible notes as non-cash interest expense. A reconciliation of Cadence’s as-adjusted Condensed Consolidated Balance Sheets as of January 3, 2009 and its as-adjusted Condensed Consolidated Statements of Operations for the three months and six months ended June 28, 2008 to their respective statements as initially reported is included with this release.
GAAP to non-GAAP Reconciliation
     Cadence management evaluates and makes operating decisions using various operating measures. These measures are generally based on the revenues of its product, maintenance and services business operations and certain costs of those operations, such as cost of revenues, research and development, sales and marketing and general and administrative expenses. One such measure is non-GAAP net income or net loss, which is a non-GAAP financial measure under Section 101 of Regulation G under the Securities Exchange Act of 1934, as amended, and is GAAP net income or net loss excluding, as applicable, amortization of intangible assets, stock-based compensation expense, in-process research and development charges, costs related to Cadence’s withdrawn proposal to acquire Mentor Graphics Corporation and losses on the sale of Mentor Graphics Corporation shares, integration and acquisition-related costs, gains or losses and expenses or credits related to non-qualified deferred compensation plan assets, executive severance costs, restructuring charges and credits, amortization of discount on convertible notes, equity in losses (income) from investments, write-down of investments, impairment charges related to goodwill, intangible assets and fixed assets, and losses related to the liquidation of a subsidiary. Intangible assets consist primarily of purchased or licensed technology, backlog, patents, trademarks, distribution rights, customer contracts and related relationships and non-compete agreements. Non-GAAP net income or net loss is adjusted by the amount of additional taxes or tax benefit that the company would accrue if it used non-GAAP results instead of GAAP results to calculate the company’s tax liability.
     Cadence’s management believes it is useful in measuring Cadence’s operations to exclude amortization of intangible assets, in-process research and development charges and integration and acquisition-related costs because these costs are primarily fixed at the time of an acquisition and generally cannot be changed by Cadence’s management in the short term. In addition, Cadence’s management believes it is useful to exclude stock-based compensation expense because it enhances investors’ ability to review Cadence’s business from the same perspective as Cadence’s management, which believes that stock-based compensation expense is not directly attributable to the underlying performance of the company’s business operations. Cadence’s management also believes that it is useful to exclude restructuring charges and credits. During the second half of fiscal 2008 and the first half of fiscal 2009, Cadence commenced restructuring programs that it expects to complete in the first half of 2010. Cadence’s management believes that in measuring the company’s operations, it is useful to exclude any such restructuring charges and credits because Cadence does not undertake significant restructuring on a regular basis, and exclusion of such charges permits consistent evaluations of Cadence’s performance before and after such actions are taken. Cadence’s management also believes it is useful to exclude executive severance costs because these costs do not occur frequently. Cadence’s management believes it is useful to exclude gains or losses and expenses or credits related to the non-qualified deferred compensation plan assets because these gains and expenses are not part of Cadence’s direct costs of operations, but reflect changes in the value of assets held in the non-qualified deferred compensation plan. Cadence’s management also believes it is useful to exclude the amortization of the discount on convertible notes recorded under FSP APB 14-1 because this incremental cost recorded as interest expense does not represent a cash obligation of the company and is not part of Cadence’s direct cost of operations. Cadence’s management also believes it is useful to exclude the equity in losses (income) from investments and write-down of investments because these items are not part of Cadence’s direct cost of operations. Rather, these are non-operating items that are included in other income (expense) and are part of the company’s investment activities. Finally, Cadence’s management also believes it is useful to exclude impairment charges related to goodwill, intangible assets and fixed assets, and losses related to the liquidation of a subsidiary because these do not occur on a regular basis and are not part of the company’s direct costs of operations.
     During fiscal year 2008, Cadence’s non-GAAP net loss also excluded the impact of tax expense associated with recording a valuation allowance against Cadence’s deferred tax assets. Cadence’s management believes it is useful to exclude the tax expense associated with this valuation allowance because Cadence does not expect changes in the valuation allowance of the magnitude recorded in the fourth quarter of 2008 to be recorded frequently.
     During fiscal year 2008, Cadence’s non-GAAP net loss also excluded the impact of tax expense associated with Cadence’s repatriation of foreign earnings. Cadence’s management believes it is useful to exclude the tax expense associated with the repatriation of foreign earnings because it resulted from an event that is not expected to occur frequently.
     During fiscal year 2008, Cadence’s non-GAAP net loss also excluded costs related to Cadence’s withdrawn proposal to acquire Mentor Graphics Corporation and losses on the sale of Mentor Graphics Corporation shares Cadence acquired as part of the proposed acquisition. Cadence’s management believes that in measuring Cadence’s operations it is useful to exclude the costs and the losses associated with this proposed acquisition because these items are not directly related to Cadence’s operating performance and resulted from events that are not expected to occur frequently.

     Cadence’s management believes that non-GAAP net income or net loss provides useful supplemental information to Cadence’s management and investors regarding the performance of the company’s business operations and facilitates comparisons to the company’s historical operating results. Cadence’s management also uses this information internally for forecasting and budgeting. Non-GAAP financial measures should not be considered as a substitute for or superior to measures of financial performance prepared in accordance with GAAP. Investors and potential investors are encouraged to review the reconciliation of non-GAAP financial measures contained within this press release with their most directly comparable GAAP financial results.

     The following tables reconcile the specific items excluded from GAAP net loss and GAAP net loss per diluted share in the calculation of non-GAAP net income or net loss and non-GAAP net income or net loss per diluted share for the periods shown below:

	Three Months Ended
	July 4, 2009	June 28, 2008
Net Income (Loss) Reconciliation		(As Adjusted)*
(in thousands)	(unaudited)
Net loss on a GAAP basis	$(74,357)	$(18,812)
Amortization of acquired intangibles	4,820	11,630
Stock-based compensation expense	16,507	21,454
Non-qualified deferred compensation expenses (credits)	(1,523)	(3,050)
Restructuring and other charges (credits)	18,528	(355)
Integration and acquisition-related costs	180	256
Amortization of debt discount	4,770	4,032
Equity in losses from investments, write-down of investments, gains and losses on non-qualified deferred compensation plan assets — recorded in Other income (expense), net	2,321	6,676
Income tax effect of non-GAAP adjustments	15,453	2,374

Net income (loss) on a non-GAAP basis	$(13,301)	$24,205

*	Adjusted for the retrospective adoption of FSP APB 14-1

	Three Months Ended
Diluted Net Income (Loss) per Share	July 4, 2009	June 28, 2008
Reconciliation		(As Adjusted)*
(in thousands, except per share data)	(unaudited)
Diluted net loss per share on a GAAP basis	$(0.29)	$(0.07)
Amortization of acquired intangibles	0.02	0.04
Stock-based compensation expense	0.06	0.08
Non-qualified deferred compensation expenses (credits)	—	(0.01)
Restructuring and other charges (credits)	0.07	—
Integration and acquisition-related costs	—	—
Amortization of debt discount	0.02	0.01
Equity in losses from investments, write-down of investments, gains and losses on non-qualified deferred compensation plan assets — recorded in Other income (expense), net	0.01	0.02
Income tax effect of non-GAAP adjustments	0.06	0.02

Diluted net income (loss) per share on a non-GAAP basis	$(0.05)	$0.09

Shares used in calculation of diluted net loss per share —GAAP (A)	256,883	252,629
Shares used in calculation of diluted net income (loss) per share —non-GAAP (A)	256,883	269,060

(A)	Shares used in the calculation of GAAP net income (loss) per share are expected to be the same as shares used in the calculation of non-GAAP net income (loss) per share, except when the company reports a GAAP net loss and non-GAAP net income, or GAAP net income and a non-GAAP net loss.

*	Adjusted for the retrospective adoption of FSP APB 14-1

     Investors are encouraged to look at the GAAP results as the best measure of financial performance. For example, amortization of intangibles or in-process technology are important to consider because they may represent initial expenditures that under GAAP are reported across future fiscal periods. Likewise, stock-based compensation expense is an obligation of the company that should be considered. Restructuring charges can be triggered by acquisitions or product adjustments, as well as overall company performance within a given business environment. All of these metrics are important to financial performance generally.
     Although Cadence’s management finds the non-GAAP measure useful in evaluating the performance of Cadence’s business, reliance on this measure is limited because items excluded from such measures often have a material effect on Cadence’s earnings and earnings per share calculated in accordance with GAAP. Therefore, Cadence’s management typically uses the non-GAAP earnings and earnings per share measures, in conjunction with the GAAP earnings and earnings per share measures, to address these limitations.
     Cadence’s management believes that presenting the non-GAAP measure of earnings and earnings per share provides investors with an additional tool for evaluating the performance of the company’s business, which Cadence’s management uses in its own evaluation of performance, and an additional baseline for assessing the future earnings potential of the company. While the GAAP results are more complete, Cadence’s management prefers to allow investors to have this supplemental measure since it may provide additional insights into the company’s financial results.
     Cadence expects that its corporate representatives will meet privately during the quarter with investors, the media, investment analysts and others. At these meetings, Cadence may reiterate the business outlook published in this press release. At the same time, Cadence will keep this press release, including the business outlook, publicly available on its Web site.
     Prior to the start of the Quiet Period (described below), the public may continue to rely on the business outlook contained herein as still being Cadence’s current expectations on matters covered unless Cadence publishes a notice stating otherwise.
     Beginning September 18, 2009, Cadence will observe a Quiet Period during which the business outlook as provided in this press release and the company’s most recent Annual Report on Form 10-K and Quarterly Report on Form 10-Q no longer constitute the company’s current expectations. During the Quiet Period, the business outlook in these documents should be considered to be historical, speaking as of prior to the Quiet Period only and not subject to any update by the company. During the Quiet Period, Cadence’s representatives will not comment on Cadence’s business outlook, financial results or expectations. The Quiet Period will extend until the day when Cadence’s Third Quarter 2009 Earnings Release is published, which is currently scheduled for October 28, 2009.
# # #

Cadence Design Systems, Inc.
Condensed Consolidated Balance Sheets
July 4, 2009 and January 3, 2009
(In thousands)
(Unaudited)

	July 4, 2009	January 3, 2009
		(As Adjusted)*
Current Assets:
Cash and cash equivalents	$556,925	$568,255
Short-term investments	5,481	3,840
Receivables, net of allowances of $14,901 and $7,524, respectively	225,377	298,665
Inventories	22,634	28,465
Prepaid expenses and other	56,831	54,765

Total current assets	867,248	953,990

Property, plant and equipment, net of accumulated depreciation of $618,184 and $625,010, respectively	328,507	354,852
Acquired intangibles, net of accumulated amortization of $117,620 and $134,688, respectively	37,604	49,082
Installment contract receivables, net of allowances of $9,724 and $0, respectively	77,016	160,742
Other assets	142,284	161,187

Total Assets	$1,452,659	$1,679,853

Current Liabilities:
Accounts payable and accrued liabilities	182,410	261,099
Current portion of deferred revenue	258,645	303,111

Total current liabilities	441,055	564,210

Long-Term Liabilities:
Long-term portion of deferred revenue	116,530	130,354
Convertible notes	426,170	416,572
Other long-term liabilities	382,518	382,004

Total long-term liabilities	925,218	928,930

Stockholders’ Equity	86,386	186,713

Total Liabilities and Stockholders’ Equity	$1,452,659	$1,679,853

*	Adjusted for the retrospective adoption of FSP APB 14-1, “Accounting for Convertible Debt Instruments That May Be Settled in Cash upon Conversion (Including Partial Cash Settlement),” on the first day of fiscal 2009.

Cadence Design Systems, Inc.
Condensed Consolidated Statements of Operations
For the Three and Six Months Ended July 4, 2009 and June 28, 2008
(In thousands, except per share amounts)
(Unaudited)

	Three Months Ended		Six Months Ended
	July 4, 2009	June 28, 2008	July 4, 2009	June 28, 2008
		(As Adjusted)*		(As Adjusted)*
Revenue:
Product	$101,840	$175,039	$189,363	$314,793
Services	27,808	33,694	57,015	65,890
Maintenance	80,281	99,308	169,853	198,108

Total revenue	209,929	308,041	416,231	578,791

Costs and Expenses:
Cost of product	9,752	15,411	17,423	27,412
Cost of services	24,418	27,213	48,463	52,406
Cost of maintenance	11,857	14,439	24,318	28,979
Marketing and sales	71,431	89,907	146,321	182,941
Research and development	90,653	120,087	185,345	245,443
General and administrative	34,240	34,963	72,579	72,671
Amortization of acquired intangibles	2,828	5,820	5,968	11,580
Restructuring and other charges (credits)	18,528	(355)	18,008	(355)
Write-off of acquired in-process technology	—	—	—	600

Total costs and expenses	263,707	307,485	518,425	621,677

Income (loss) from operations	(53,778)	556	(102,194)	(42,886)

Interest expense	(7,266)	(6,740)	(14,314)	(13,654)
Other income (expense), net	(2,533)	(1,750)	(8,682)	4,013

Loss before provision (benefit) for income taxes	(63,577)	(7,934)	(125,190)	(52,527)

Provision (benefit) for income taxes	10,780	10,878	12,424	(573)

Net loss	$(74,357)	$(18,812)	$(137,614)	$(51,954)

Basic and diluted net loss per share	$(0.29)	$(0.07)	$(0.54)	$(0.20)

Weighted average common shares outstanding — basic and diluted	256,883	252,629	255,592	257,724

*	Adjusted for the retrospective adoption of FSP APB 14-1, “Accounting for Convertible Debt Instruments That May Be Settled in Cash upon Conversion (Including Partial Cash Settlement),” on the first day of fiscal 2009.

Cadence Design Systems, Inc.
Condensed Consolidated Statements of Cash Flows
For the Six Months Ended July 4, 2009 and June 28, 2008
(In thousands)
(Unaudited)

	Six Months Ended
	July 4,	June 28,
	2009	2008
		(As Adjusted)*
Cash and Cash Equivalents at Beginning of Period	$568,255	$1,062,920
Cash Flows from Operating Activities:
Net loss	(137,614)	(51,954)
Adjustments to reconcile net loss to net cash provided by operating activities:
Depreciation and amortization	50,023	64,420
Amortization of debt discount and fees	10,244	8,912
Stock-based compensation	29,235	43,044
Equity in loss from investments, net	231	718
Loss on investments, net	7,991	1,729
Gain on sale and leaseback of land and buildings	(122)	(1,070)
Write-down of investment securities	4,606	8,304
Write-off of acquired in-process technology	—	600
Tax benefit of call options	—	1,341
Impairment of property, plant and equipment	3,695	1,490
Deferred income taxes	(5,044)	(12,857)
Proceeds from the sale of receivables, net	5,827	29,162
Provisions for losses on trade and installment contract receivables and sales returns	18,361	324
Other non-cash items	(8,916)	(2,993)
Changes in operating assets and liabilities, net of effect of acquired businesses:
Receivables	43,134	11,007
Installment contract receivables	89,957	31,051
Inventories	5,847	4,743
Prepaid expenses and other	(125)	(8,075)
Other assets	6,769	(4,562)
Accounts payable and accrued liabilities	(66,247)	(56,677)
Deferred revenue	(58,364)	(24,124)
Other long-term liabilities	3,518	(5,028)

Net cash provided by operating activities	3,006	39,505

Cash Flows from Investing Activities:
Proceeds from the sale of available-for-sale securities	—	3,693
Purchases of available-for-sale securities	—	(31,758)
Proceeds from the sale of long-term investments	—	3,250
Purchases of property, plant and equipment	(22,282)	(60,769)
Purchases of software licenses	(394)	(375)
Investment in venture capital partnerships and equity investments	(1,550)	(1,419)
Cash paid in business combinations and asset acquisitions, net of cash acquired, and acquisition of intangibles	(4,896)	(6,189)

Net cash used for investing activities	(29,122)	(93,567)

Cash Flows from Financing Activities:
Proceeds from receivable sale financing	—	17,970
Principal payments on receivable sale financing	(796)	—
Tax benefit from employee stock transactions	—	288
Proceeds from issuance of common stock	19,601	26,637
Stock received for payment of employee taxes on vesting of restricted stock	(2,439)	(3,287)
Purchases of treasury stock	—	(216,236)

Net cash provided by (used for) financing activities	16,366	(174,628)

Effect of exchange rate changes on cash and cash equivalents	(1,580)	2,283

Decrease in cash and cash equivalents	(11,330)	(226,407)

Cash and Cash Equivalents at End of Period	$556,925	$836,513

*	Adjusted for the retrospective adoption of FSP APB 14-1, “Accounting for Convertible Debt Instruments That May Be Settled in Cash upon Conversion (Including Partial Cash Settlement),” on the first day of fiscal 2009.

Cadence Design Systems, Inc.
As of July 29, 2009
Impact of Non-GAAP Adjustments on Forward Looking Diluted Net Income (Loss) Per Share
(Unaudited)

	Three Months Ending	Year Ending
	October 3, 2009	January 2, 2010
	Forecast	Forecast
Diluted net loss per share on a GAAP basis	$(0.14) to $(0.12)	$(0.81) to $(0.69)

Amortization of acquired intangibles	0.02	0.08
Stock-based compensation expense	0.07	0.23
Non-qualified deferred compensation expenses (credits)	—	(0.03)
Restructuring and other charges	0.01	0.09
Equity in losses from investments, write-down of investments, gains and losses on non-qualified deferred compensation plan assets	—	0.05
Amortization of debt discount	0.02	0.07
Income tax effect of non-GAAP adjustments	0.01	0.12

Diluted net income (loss) per share on a non-GAAP basis	$(0.01) to $0.01	$(0.20) to $(0.08)

Cadence Design Systems, Inc.
As of July 29, 2009
Impact of Non-GAAP Adjustments on Forward Looking Net Income (Loss)
(Unaudited)

	Three Months Ending	Year Ending
	October 3, 2009	January 2, 2010
($ in Millions)	Forecast	Forecast
Net loss on a GAAP basis	$(33) to $(29)	$(208) to $(178)

Amortization of acquired intangibles	4	20
Stock-based compensation expense	17	59
Non-qualified deferred compensation expenses (credits)	—	(8)
Restructuring and other charges	2	23
Integration and acquisition-related costs	—	1
Equity in losses from investments, write-down of investments, gains and losses on non-qualified deferred compensation plan assets	—	14
Amortization of debt discount	5	19
Income tax effect of non-GAAP adjustments	3	30

Net income (loss) on a non-GAAP basis	$(2) to $2	$(50) to $(20)

Cadence Design Systems, Inc.
(Unaudited)
Revenue Mix by Geography (% of Total Revenue)

	2007					2008					2009
GEOGRAPHY	Q1	Q2	Q3	Q4	Year	Q1	Q2	Q3	Q4	Year	Q1	Q2
Americas	48%	52%	41%	50%	49%	43%	48%	43%	45%	45%	42%	48%
Europe	15%	17%	25%	17%	18%	24%	21%	23%	22%	22%	24%	21%
Japan	27%	14%	22%	22%	21%	21%	19%	20%	18%	20%	19%	17%
Asia	10%	17%	12%	11%	12%	12%	12%	14%	15%	13%	15%	14%
Total	100%	100%	100%	100%	100%	100%	100%	100%	100%	100%	100%	100%
Revenue Mix by Product Group (% of Total Revenue)

	2007					2008					2009
PRODUCT GROUP	Q1	Q2	Q3	Q4	Year	Q1	Q2	Q3	Q4	Year	Q1	Q2
Functional Verification	24%	24%	20%	26%	24%	22%	25%	22%	17%	22%	20%	23%
Digital IC Design	26%	29%	27%	27%	27%	24%	24%	20%	26%	24%	19%	24%
Custom IC Design	24%	24%	32%	25%	27%	26%	23%	26%	23%	24%	26%	25%
Design for Manufacturing	7%	7%	6%	6%	6%	5%	7%	7%	7%	6%	9%	5%
System Interconnect	10%	8%	7%	9%	8%	11%	10%	11%	12%	11%	12%	10%
Services & Other	9%	8%	8%	7%	8%	12%	11%	14%	15%	13%	14%	13%
Total	100%	100%	100%	100%	100%	100%	100%	100%	100%	100%	100%	100%
Note: Product Group total revenue includes Product + Maintenance

Cadence Design Systems, Inc.
Impact of Retrospective Adoption of FSP APB 14-1 on Previously Reported Condensed Consolidated Balance Sheets
as of January 3, 2009
(In thousands)
(Unaudited)

	As of January 3, 2009
	As Previously			As
	Reported	Adjustments		Adjusted
Current assets	$954,548	$(558	)(A)	$953,990
Property, plant and equipment, net	351,961	2,891	(B)	354,852
Acquired intangibles, net	49,082	—		49,082
Installment contract receivables, net	160,742	—		160,742
Other assets	162,381	(1,194	)(C)	161,187

Total Assets	$1,678,714	$1,139		$1,679,853

Current liabilities	$564,210	$—		$564,210

Long-Term Liabilities:
Long-term portion of deferred revenue	130,354	—		130,354
Convertible notes	500,178	(83,606	)(D)	416,572
Other long-term liabilities	382,004	—		382,004

Total long-term liabilities	1,012,536	(83,606)		928,930

Stockholders’ Equity:
Common stock and capital in excess of par value	1,562,079	97,223	(E)	1,659,302
Treasury stock, at cost	(695,152)	—		(695,152)
Accumulated deficit	(802,201)	(12,478	)(F)	(814,679)
Accumulated other comprehensive income	37,242	—		37,242

Total stockholders’ equity	101,968	84,745		186,713

Total Liabilities and Stockholders’ Equity	$1,678,714	$1,139		$1,679,853

(A)	This amount represents the cumulative adjustments to the current portion of debt issuance costs associated with Cadence’s Convertible Senior Notes.

(B)	This amount represents the cumulative capitalized interest related to the amortization of debt discount.

(C)	This amount represents the cumulative adjustments to the long-term portion of debt issuance costs associated with Cadence’s Convertible Senior Notes and the cumulative impact on the net deferred tax assets related to the amortization of debt discount.

(D)	This amount represents the remaining unamortized debt discount on Cadence’s Convertible Senior Notes as of January 3, 2009.

(E)	This amount represents the equity component of Cadence’s Convertible Senior Notes, net of tax adjustments to the tax benefit of call options, due to the amortization of debt discount.

(F)	This amount represents the cumulative Net loss impact of the amortization of debt discount and the associated tax adjustments since inception of Cadence’s Convertible Senior Notes.
Cadence Design Systems, Inc.
Impact of Retrospective Adoption of FSP APB 14-1 on Previously Reported Condensed Consolidated Statements of Operations
For the Three and Six Months Ended June 28, 2008
(In thousands, except per share amounts)
(Unaudited)

	Three Months Ended June 28, 2008
	As Previously			As
	Reported	Adjustments		Adjusted
Revenue	$308,041	$—		$308,041
Costs and expenses	307,485	—		307,485

Income from operations	556	—		556

Interest expense	(2,880)	(3,860	)(G)	(6,740)
Other expense, net	(1,750)	—		(1,750)

Loss before provision for income taxes	(4,074)	(3,860)		(7,934)

Provision for income taxes	12,720	(1,842	)(H)	10,878

Net loss	$(16,794)	$(2,018)		$(18,812)

Basic and diluted net loss per share	$(0.07)			$(0.07)

	Six Months Ended June 28, 2008
	As Previously			As
	Reported	Adjustments		Adjusted
Revenue	$578,791	$—		$578,791
Costs and expenses	621,677	—		621,677

Loss from operations	(42,886)	—		(42,886)

Interest expense	(5,875)	(7,779	)(G)	(13,654)
Other income, net	4,013	—		4,013

Loss before provision (benefit) for income taxes	(44,748)	(7,779)		(52,527)

Provision (benefit) for income taxes	1,269	(1,842	)(H)	(573)

Net loss	$(46,017)	$(5,937)		$(51,954)

Basic and diluted net loss per share	$(0.18)			$(0.20)

(G)	This amount represents the amortization of debt discount, net of the decrease in interest expense associated with the debt issuance costs.

(H)	This amount represents the tax adjustments associated with the increased expense during the period.